Exhibit 16.1

November 15, 2019

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street Northeast

Washington, DC 20549-2000

Re:	FUQIN FINTECH LIMITED

File number: 333-227131

Dear Sir or Madam:

We have read Item 4.01 of Form 6-K dated November 15, 2019 (the “6-K”) of FUQIN FINTECH LIMITED (“the Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in the 6-K.

Very truly yours,

/s/ ZH CPA LLC